EXHIBIT 10 (e)(i)

AMENDMENT NO. 1
TO THE
PEOPLES BANCORP OF NORTH CAROLINA
OMNIBUS STOCK OWNERSHIP AND
LONG TERM INCENTIVE PLAN

This is Amendment No. 1 to the Peoples Bancorp of North Carolina Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”) of Peoples Bancorp of North Carolina, a North Carolina corporation with its principal office in Newton, North Carolina (the “Company”) under which ISOs, and Non-Qualified Options to acquire shares of the Stock, Restricted Stock, SARs, Book Value Shares and/or Units have been, prior to the date hereof, and may be granted from time to time in the future to Eligible Directors and Eligible Employees of the Company and any of its Subsidiaries. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Whereas, the Plan was established to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide executive and other key employees of the Company and its Subsidiaries greater incentive to make material contributions to the success of the Company by providing them with equity based compensation, which will increase in value based upon the market performance of the Company’s common stock and corporate achievement of financial and other performance goals.

Whereas, the Plan was approved by the Company’s shareholders on May 13, 1999.

Whereas, as of December 31, 2006 only Rights representing 36,455 shares of common stock were remaining to be awarded under the Plan.

Whereas, the Company’s Board of Directors is committed to the stated goals of the Plan and believes that continuing such Plan is in the best interest of the Company and its shareholders.

Whereas, the Board of Directors, subject to shareholder approval at the Annual Meeting of Shareholders to be held on May 3, 2007, has approved amending the Plan to provide for additional shares to the Plan Pool as set forth in this Amendment No. 1.

AMENDMENT

The definition of “Plan Pool”, contained in ARTICLE I DEFINITIONS, shall be amended to include an additional 390,000 shares of authorized but unissued Common Stock, as adjusted pursuant to Section 2.3(b) from time to time, which shall be available as Stock under the Plan.

All other definitions and all other rights, terms and conditions set forth in the Plan shall remain the same with the same force and effect as originally adopted and approved by the Company’s shareholders.